UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 East 200 North
Alpine, Utah	84004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2019, on January 28, 2019, Purple Innovation, LLC (“Purple LLC”), the operating subsidiary of the Company, entered into a First Amendment to Credit Agreement (the “First Amendment”) among Purple LLC, Coliseum Capital Partners, L.P. (“CCP”), Blackwell Partners LLC – Series A (“Blackwell”), and Coliseum Co-Invest Debt Fund, L.P. (“CDF” and together with CCP and Blackwell, the “Lenders”), which First Amendment amends the Credit Agreement dated as of February 2, 2018 (the “Current Credit Agreement”). In the First Amendment, Purple LLC agreed, subject to the approval of the Company’s stockholders, to enter into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”), under which, among other things, the Lenders agreed to provide an incremental loan of $10.0 million.

On February 25, 2019, the Company’s stockholders approved Purple LLC’s entry into the Amended and Restated Credit Agreement and the other transactions contemplated thereby. On February 26, 2019, Purple LLC and the Lenders entered into the Amended and Restated Credit Agreement and consummated the transactions contemplated thereby (the “Closing”). In connection with the Closing, the Company entered into a Registration Rights Agreement, Amended and Restated Parent Guaranty, Guarantor Security Agreement and IP Security Agreement, and issued warrants to the Lenders, each as described in greater detail below.

Amended and Restated Credit Agreement

The Amended and Restated Credit Agreement amends and restates the Current Credit Agreement to, among other things, do the following:

●	provide an additional $10.0 million of indebtedness to Purple LLC, funded by CCP and Blackwell, such that the total amount of principal indebtedness provided to Purple LLC is increased to $35.0 million (the “Incremental Loan”);

●	extend the maturity date to the five-year anniversary of the satisfaction of the closing conditions contained in the Amended and Restated Credit Agreement, including but not limited to, the approval of the stockholders of the Company at a special meeting (the “Special Meeting”) of the Company’s stockholders;

●	revise certain restrictive covenants to make them more applicable to Purple LLC’s current business;

●	provide the ability for Purple LLC to request additional loans from the Lenders in an aggregate principal amount not to exceed $10 million (each, an “Additional Loan”), subject to the Approval Condition (as defined below), the agreement of one or more of the Lenders, and the issuance of warrants (the “Additional Loan Warrants”), the terms of which are described in greater detail below, to purchase shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Stock”), in single or multiple drawings and otherwise on identical terms and conditions as the Incremental Loan, with certain exceptions. The term “Approval Condition” means that Purple LLC has elected to request Additional Loans and has received the approval for such request from (x) a majority of the independent directors of the Board, (y) to the extent such individuals are on the Board at the time of such request, and such loan is funded by a fund or account managed by Coliseum Capital Management, LLC (a “Coliseum Managed Account”), Tony Pearce and Terry Pearce, and (z) if at the time of such request, such loan is provided by a Coliseum Managed Account and InnoHold, LLC owns at least one-third of the Class A Stock and the Company’s Class B Common Stock, par value $0.0001 per share, members’ equity or other ownership interest of the Company not held by a Coliseum Managed Account or its affiliates, InnoHold, LLC. Prior to the funding of any Additional Loan, there must have been no material adverse change in the financial condition of the Company and no default or event of default shall have occurred and be continuing;

●	grant a security interest to the Lenders in substantially all of the assets (subject to certain limited exceptions) of Purple LLC to secure Purple LLC’s obligations under the Amended and Restated Credit Agreement and the other agreements contemplated thereby (including all outstanding loans as of the date of the First Amendment, the Incremental Loan, and any Additional Loans), subject to certain exceptions, including a security interest in the intellectual property owned by Purple LLC and the intellectual property licenses held by Purple LLC pursuant to the Amended and Restated Credit Agreement and an Intellectual Property Security Agreement between the Company, Purple LLC, Delaware Trust Company (the “Agent”) and the Lenders (the “IP Security Agreement”);

●	require the Company to enter into an Amended and Restated Parent Guaranty (the “Amended and Restated Parent Guaranty”) pursuant to which the Company will provide an unconditional guaranty of the payment of all obligations and liabilities of Purple LLC under the Amended and Restated Credit Agreement;

●	appoint the Delaware Trust as collateral agent under the Amended and Restated Credit Agreement; and

●	provide for closing conditions, representations, warranties and covenants customary for a transaction of this type.

 The Incremental Loan bears interest at 12.0% per annum, provided that Purple LLC is required to pay up to an additional 4.0% of interest per annum if it fails to meet the EBITDA thresholds set forth in Section 1.2(a) of the Amended and Restated Credit Agreement and an additional 2.0% of interest per annum if the Company is not in material compliance with the Sarbanes-Oxley Act of 2002. Any pre-payments in the first year are subject to a make-whole payment, while pre-payments in years two, three and four are subject to pre-payment penalties of 6.0%, 4.0% and 2.0%, respectively. In addition, Purple LLC may elect for interest in excess of 5.0% per annum to be capitalized and added to the principal amount. The Amended and Restated Credit Agreement and the Ancillary Agreements provide for certain remedies to the Lenders in the event of customary events of default.

The Amended and Restated Credit Agreement also provides for standard indemnification of the Lenders and contains representations, warranties and certain covenants of Purple LLC. While any amounts are outstanding under the Amended and Restated Credit Agreement, Purple LLC is subject to a number of affirmative and negative covenants, including covenants regarding dispositions of property, investments, forming or acquiring subsidiaries, business combinations or acquisitions, incurrence of additional indebtedness and transactions with affiliates, among other customary covenants. In particular, Purple LLC is restricted from (i) making capital expenditures in excess of $20 million annually, (ii) incurring capital lease obligations in excess of $10 million, (iii) incurring asset-based loans in excess of $10 million, subject to limited exceptions, and (iv) permitting EBITDA to be less than certain thresholds at certain measurement dates. Purple LLC is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to limited exceptions.

In addition, the Company issued to the Lenders warrants (the “Incremental Loan Warrants”) to purchase 2,613,240 shares of the Company’s Class A Stock at a price of $5.74 per share, subject to certain adjustments. The terms of the Warrants are described in greater detail below.

If the Lenders provide an Additional Loan under the Amended and Restated Credit Agreement, the Company will issue to the Lenders Additional Loan Warrants. Such Additional Loan Warrants will be issued on the same terms as those described under the heading “Incremental Loan Warrants” below, other than the exercise period of the warrants, the exercise price of the warrants and the number of shares of Class A Stock underlying the warrants.

The exercise period for any Additional Loan Warrant will be ten years from the date of issuance of such Additional Loan Warrant.

The exercise price of each Additional Loan Warrant shall be the lower of (i) $5.74 per share of Class A Stock and (ii) the average of the VWAP for the 10 trading days ending on the trading day immediately prior to the date the Additional Loan Warrants are issued; provided that in no event will the initial exercise price of any Additional Loan Warrant be less than $1.00. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Class A Stock for such date (or the nearest preceding date) on the Trading Market on which the Class A Stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Class A Stock is not then listed or quoted for trading on any Trading Market and if prices for the Class A Stock are then reported on the OTC Bulletin Board or in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class A Stock so reported, or (c) in all other cases, the fair market value of a share of Class A Stock as determined by an independent appraiser selected in good faith by the Company, the fees and expenses of which shall be paid by the Company; and “Trading Market” means any of the following markets or exchanges on which the Class A Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, or the Nasdaq Global Select Market (or any successors to any of the foregoing).

The number of shares of Class A Stock issuable upon the exercise of an Additional Loan Warrant shall be equal to (i) 1.5 multiplied by the principal dollar amount of an Additional Loan, divided by (ii) the exercise price. As a result of the minimum initial exercise price of $1.00 per share of Class A Stock under the Additional Loan Warrants, the maximum number of shares of Class A Stock into which Additional Loan Warrants will be exercisable, if the full amount of Additional Loans are borrowed, is 15,000,000 shares of Class A Stock.

Any Additional Loan Warrants will be entitled to registration rights under a registration rights agreement having terms substantially similar to the Registration Rights Agreement for the Incremental Loan Warrants and shares of Class A Stock underlying the Incremental Loan Warrants.

After giving effect to the Closing of the transactions contemplated by the Amended and Restated Credit Agreement, the Lenders beneficially own 5,958,772 shares of Class A Stock and warrants to purchase 6,926,630 shares of Class A Stock. If the Additional Loan is drawn in full and all available Additional Loan Warrants are issued at the lowest initial exercise price of $1.00 per share, the Lenders will beneficially acquire up to an additional 15,000,000 warrants to purchase a total of up to 15,000,000 shares of Class A Stock, resulting in ownership by the Lenders of up to 21,926,630 shares of Class A Stock.

The representations, warranties and covenants contained in the Amended and Restated Credit Agreement are made only for purposes of the Amended and Restated Credit Agreement and as of specific dates; are solely for the benefit of the parties to the Amended and Restated Credit Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or the Lenders or any of their respective subsidiaries, affiliates, businesses or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amended and Restated Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures or statements by the Company or the Lenders. Accordingly, investors should read the representations and warranties in the Amended and Restated Credit Agreement not in isolation but only in conjunction with the other information about the Company or the Lenders and their respective subsidiaries that the respective companies include in reports, statements and other filings made with the SEC.

The foregoing summary of the Amended and Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Credit Agreement, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Incremental Loan Warrants

In connection with the Closing and Purple LLC’s entry into the Amended and Restated Credit Agreement, the Company issued to CCP and Blackwell, as the Lenders funding the Incremental Loan, the Incremental Loan Warrants on the terms described below.

General. Each Incremental Loan Warrant entitles the registered holder to purchase one share of the Company’s Class A Stock at a price of $5.74 per share, subject to adjustment as discussed below. The Incremental Loan Warrants expire on February 26, 2024, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

Exercise. The Incremental Loan Warrants may be exercised by providing an executed notice of exercise form accompanied by full payment of the exercise price or on a cashless basis, if applicable. The holders do not have the rights or privileges of holders of Class A Stock or any voting rights until they exercise their Incremental Loan Warrants and receive shares of Class A Stock. After the issuance of shares of Class A Stock upon exercise of the Incremental Loan Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders generally. Upon 20 days’ prior written notice, the Company may, in its sole discretion, decrease the exercise price of the Incremental Loan Warrants at any time prior to the expiration of the Incremental Loan Warrants for a period of not less than 20 business days. In no event shall the exercise price be lowered by the Company to be less than $1.00.

 Redemption Right. Once the Incremental Loan Warrants become exercisable, the Company may call the Incremental Loan Warrants for redemption in whole and not in part at a price of $0.01 per share of Class A Stock issuable upon exercise of the Incremental Loan Warrants upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder, provided that this redemption right is only available if the reported last sale price of the Class A Stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrantholders. If the Company calls the Incremental Loan Warrants for redemption, it will have the option to require any holder that wishes to exercise his, her or its Incremental Loan Warrant to do so on a “cashless basis” by which the holders of Incremental Loan Warrants would pay the exercise price by surrendering their Incremental Loan Warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the Incremental Loan Warrants, multiplied by the difference between the exercise price of the Incremental Loan Warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” means the average reported last sale price of the Class A Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Incremental Loan Warrants.

Beneficial Ownership Limitation. The warrantholders may elect to be subject to a requirement that such warrantholder will not have the right to exercise its Incremental Loan Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates) would beneficially own in excess of 9.8% (as specified by the holder) of the shares of Class A Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Protection. If the number of outstanding shares of Class A Stock is increased by a stock dividend payable in shares of Class A Stock, or by a split-up of shares of Class A Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Stock issuable on exercise of each Incremental Loan Warrant will be increased in proportion to such increase in the outstanding shares of Class A Stock. A rights offering to holders of Class A Stock entitling holders to purchase shares of Class A Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Stock equal to the product of (i) the number of shares of Class A Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Stock, in determining the price payable for Class A Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “fair market value” means the volume weighted average price of Class A Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Incremental Loan Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A Stock on account of such shares of Class A Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described in the paragraph above or (b) certain ordinary cash dividends, then the Incremental Loan Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Stock in respect of such event.

If the number of outstanding shares of Class A Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Stock.

Whenever the number of shares of Class A Stock purchasable upon the exercise of the Incremental Loan Warrants is adjusted, as described in the paragraphs above, the Incremental Loan Warrant exercise price will be adjusted by multiplying the Incremental Loan Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Stock purchasable upon the exercise of the Incremental Loan Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Stock so purchasable immediately thereafter.

Fundamental Transaction; Exercise Price Adjustment. In the event of a “fundamental transaction” the holder will have the right to purchase and receive the same kind and amount of consideration receivable by the stockholders of the Company in such fundamental transaction. The Company will cause the surviving company in a fundamental transaction to assume the obligations of the Company under the Incremental Loan Warrants. In addition, the holder may elect to either (i) have the exercise price of the warrant reduced by the Black-Scholes value of the Incremental Loan Warrants (as set forth in the Incremental Loan Warrants) or (ii) cause the Company or its successor to repurchase all or a portion of the Incremental Loan Warrants at the Black-Scholes value (as set forth in the Incremental Loan Warrants). For purposes of the Incremental Loan Warrants, a “fundamental transaction” includes, subject to certain exceptions, any reclassification or reorganization of the Company, any merger or consolidation of the Company with or into another corporation, any merger or consolidation with (but not into) another corporation in which the stockholders of the Company immediately prior to the merger or consolidation own less than a majority of the outstanding stock of the surviving entity, any sale or conveyance of all or substantially all of the assets or other property of the Company, and any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) consummates a tender, exchange or redemption offer after which such group beneficially owns more than 50% of the outstanding shares of Class A Stock of the Company.

Additionally, the exercise price of the warrant will be reduced by the Black-Scholes value of the Incremental Loan Warrants (as set forth in the Incremental Loan Warrants) in the event (a) any person (other than the holders of the Incremental Loan Warrants and their affiliates), together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such person is a part, and together with any affiliate or associate of such person (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, becomes the beneficial owner, directly or indirectly, through purchase, merger or other acquisition transaction or series of transactions, securities of the Company entitling such person or group to exercise 25% or more of the total voting power of all voting securities of the Company, (b) Tony Pearce or Terry Pearce individually or together cease beneficially to own at least 50% of the voting securities of the Company, or (c) the Board ceases to be comprised of a majority of independent directors (as defined under NASDAQ rules) for a period of longer than 60 consecutive days.

Amendments. The Incremental Loan Warrants provide that the terms of the Incremental Loan Warrants may be amended only in a writing signed by the Company and the holder.

The issuance of the Incremental Loan Warrants does not affect the rights of our existing security holders, other than with respect to potential dilution as a result of an increase in the number of shares of Class A Stock outstanding if the Lenders exercise the Incremental Loan Warrants.

The foregoing summary of the Incremental Loan Warrants does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Incremental Loan Warrants, a form of which is attached as Exhibit 10.2 to this report and is incorporated by reference herein.

Registration Rights Agreement

In connection with the Closing and Purple LLC’s entry into the Amended and Restated Credit Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) providing for the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the Incremental Loan Warrants and the shares of Class A Stock underlying the Incremental Loan Warrants, subject to customary terms and conditions. The Registration Rights Agreement entitles the warrantholders to demand registration of these securities and also to piggyback on the registration of Company securities by the Company and other existing Company securityholders.

The Registration Rights Agreement provides that on or prior to March 29, 2019, the Company will be required to prepare and file with the Securities and Exchange Commission pursuant to Rule 415 of the Securities Act a registration statement to register the resale of the Incremental Loan Warrants and the shares of Class A Stock underlying the Incremental Loan Warrants.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is attached as Exhibit 10.3 to this report and is incorporated by reference herein.

Amended and Restated Parent Guaranty

In connection with the Closing and Purple LLC’s entry into the Amended and Restated Credit Agreement, the Company entered into the Amended and Restated Parent Guaranty, pursuant to which the Company agreed to an unconditional guaranty of the payment of all obligations and liabilities of Purple LLC under the Amended and Restated Credit Agreement. The foregoing summary of the Amended and Restated Parent Guaranty does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Parent Guaranty, which is attached as Exhibit 10.4 to this report and is incorporated by reference herein.

Guarantor Security Agreement

In connection with the Closing and the Company’s entry into the Amended and Restated Parent Guaranty, the Company entered into a Guarantor Security Agreement with the Lenders and Delaware Trust Company, pursuant to which the Company granted to Delaware Trust Company, as collateral agent for the Lenders, a security interest in substantially all of the assets of the Company (subject to certain limited exceptions) to secure the Company’s obligations under the Amended and Restated Parent Guaranty. The foregoing summary of the Guarantor Security Agreement is subject, and qualified in its entirety by, the full text of the Guarantor Security Agreement, which is attached as Exhibit 10.5 to this report and is incorporated by reference herein.

IP Security Agreement

In connection with the Closing and Purple LLC’s entry into the Amended and Restated Credit Agreement, the Company and Purple LLC entered into an IP Security Agreement, pursuant to which they granted to the Agent, on behalf of the Lenders, a security interest in all of the intellectual property of the Company and Purple LLC that constitutes collateral under the Amended and Restated Credit Agreement. The foregoing summary of the IP Security Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the IP Security Agreement, which is attached as Exhibit 10.6 to this report and is incorporated by reference herein.

Forward-Looking Statements

Certain statements made herein that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the “Risk Factors” section of our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2018, August 9, 2018 and November 14, 2018 and in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2018, as amended February 14, 2018, March 15, 2018 and April 17, 2018. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure under Item 1.01 above describing the Amended and Restated Credit Agreement is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On February 26, 2019, in connection with the Closing and Purple LLC’s entry into the Amended and Restated Credit Agreement, the Company issued to the Lenders the Incremental Loan Warrants. The Company relied on the exemption from registration under Section 4(a)(2) of the Securities Act. The disclosure under the heading “Incremental Loan Warrants” under Item 1.01 above is incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Option Grant

On February 21, 2019, the Compensation Committee of the board of directors of the Company approved an option grant to Mr. John A. Legg to purchase 250,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Shares”), at an exercise price of $5.75 per Common Share, which is the volume-weighted average price of the Common Shares over the 30 days preceding February 21, 2019. In connection with the option grant, the Company entered into a option grant agreement (the “Grant Agreement”) with Mr. Legg, which includes the following terms: (i) 25% of the grant shall vest and become exercisable on February 21, 2020, and the remaining 75% shall vest and become exercisable in equal installments on a monthly basis, on the first day of each month, over the three-year period beginning March 1, 2020; (ii) in the event of a change in control, any unvested portion of the option shall vest as provided in the Company’s 2017 Equity Incentive Plan (the “Plan”); (iii) the exercise price may be paid (A) in cash, (B) if there is a public market for the Common Shares at the time of exercise, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the option and to deliver promptly to the Company an amount equal to the exercise price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which such option was exercised that number of Common Shares having a fair market value equal to the aggregate exercise price for the Common Shares for which such option was exercised; (iv) the option has a term of five years; and (v) in the event of Mr. Legg’s death, disability retirement or termination of employment, the terms of the Plan shall apply.

The foregoing summary of the Grant Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Grant Agreement, a copy of which is attached as Exhibit 10.7 to this report and is incorporated by reference herein.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On February 25, 2019, the following proposals were approved by the stockholders of the Company at the Company’s duly noticed Special Meeting of Stockholders:

●	Proposal 1 - Entry by Purple Innovation, LLC (“Purple LLC”) into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”), by and among Purple LLC, Coliseum Capital Partners, L.P., Blackwell Partners LLC-Series A, Coliseum Co-Invest Debt Fund, L.P. and Delaware Trust Company, and the entry by the Company and Purple LLC (as applicable) into the exhibits to the Amended and Restated Credit Agreement and the other transactions contemplated thereby.

●	Proposal 2 - Adjournment of the Special Meeting, if necessary, to continue to solicit votes in favor of Proposal 1.

The voting results were as follows:

	For	Against	Abstain
Proposal 1	43,372,383	78,075	1,159
Proposal 2	43,899,555	92,561	1,228

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Amended and Restated Credit Agreement dated February 26, 2019 between and among Purple Innovation, LLC, Coliseum Capital Partners, L.P., Blackwell Partners LLC – Series A, Coliseum Co-Invest Debt Fund, L.P. and Delaware Trust Company
10.2	Form of Incremental Loan Warrant
10.3	Registration Rights Agreement dated February 26, 2019 between and among Purple Innovation, Inc., Coliseum Capital Partners, L.P., Blackwell Partners LLC – Series A and Coliseum Co-Invest Debt Fund, L.P.
10.4	Amended and Restated Parent Guaranty dated February 26, 2019 by Purple Innovation, Inc.
10.5	Guarantor Security Agreement dated February 26, 2019 between and among Purple Innovation, Inc., Coliseum Capital Partners, L.P., Blackwell Partners LLC – Series A, Coliseum Co-Invest Debt Fund, L.P. and Delaware Trust Company
10.6	IP Security Agreement dated February 26, 2019 between and among Purple Innovation, Inc., Purple Innovation, LLC, Coliseum Capital Partners, L.P., Blackwell Partners LLC – Series A, Coliseum Co-Invest Debt Fund, L.P. and Delaware Trust Company
10.7	Option Grant Agreement dated February 21, 2019 between Purple Innovation, Inc. and John A. Legg

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2019	PURPLE INNOVATION, INC.

	By:	/s/ Mark A. Watkins
Mark A. Watkins
Chief Financial Officer